Exhibit 99.1

Corporate Communications
mediarelations@aa.com

CONNECTING CUSTOMERS TO THE MIDDLE EAST AND BEYOND, AMERICAN AIRLINES ANNOUNCES SERVICE TO DOHA, QATAR
Seasonal routes to Europe will also return for summer 2022 travel

•American will launch service from New York’s JFK to Doha, Qatar, on June 7, 2022, as part of its deepening relationship with Qatar Airways.
•Seasonal routes to customer favorite destinations such as, Barcelona, Lisbon, and Venice return to American’s summer 2022 schedule.
•For customers wanting to visit Athens and Rome, American will launch seasonal services earlier than in previous years.

FORT WORTH, Texas — Customers looking for unique travel experiences will have a new destination and many returning favorites to choose from as American Airlines announces its summer 2022 schedule.

Starting in June, customers will be able to travel to the Middle East and connect to the African continent, Indian Ocean resorts and beyond with American’s new service from New York (JFK) to Doha, Qatar (DOH). Located in the heart of the Middle East, Doha offers a range of attractions, including museums and galleries, desert safari adventures and beautiful landscapes such as the amazing Inland Sea.
“We continue to creatively find ways to build a network that gets customers where they want to go when they are ready to travel,” said Brian Znotins, American’s Vice President of Network Planning. “Adding Doha to our expansive global network and resuming a significant portion of our European routes provides our customers with more choices as they plan next year’s vacations.”
With the launch of American’s new service to Doha, the airline will deepen its relationship with Qatar Airways. Customers have already benefited from the expansive codeshare between the two airlines as it has allowed customers to access new destinations in the Middle East, East Africa, South Asia, and South East Asia that American does not currently serve.
“We look forward to welcoming our oneworld partner and friends at American Airlines to our home airport in Doha, recently voted the World’s Best Airport, and offer connectivity to numerous business and leisure destinations across the region and beyond,” said Thierry Antinori, Qatar Airways’ Chief Commercial Officer.
A seasonal summer 2022 schedule

To offer our customers the most connectivity to the destinations they want to travel to, American has strategically built a summer schedule that optimizes the use of the airline’s widebody fleet, focused on the most popular destinations and maximizes connections with international partners.

All widebody aircraft currently being used on short-haul routes in the Caribbean, Latin America, and Mexico will be redeployed to popular trans-Atlantic destinations next summer, including Barcelona, Spain (BCN); Lisbon, Portugal (LIS); and Venice, Italy (VCE). This spring, American will resume service from Charlotte, North Carolina (CLT), to Rome (FCO) and start up seasonal services to both FCO and Athens, Greece (ATH), earlier than in previous years.
Continued delivery delays of Boeing 787 aircraft have provided unique challenges in planning international flying months in advance. As a result, American will not resume service to Edinburgh, Scotland (EDI), or Shannon, Ireland (SNN) in 2022. And as demand remains soft in Asia, American is discontinuing service to Hong Kong (HKG).
American has also adjusted operations on some existing Asia and South America routes and reduced frequencies, allowing the airline to offer more options to customers next summer.
Continuing a robust international schedule

In the past year, American has continued to provide customers with international travel options, getting them where they want to go when they decide to return to travel. American launched 37 long-haul international routes in 2021, including seven new routes: Seattle (SEA) to London (LHR); JFK to Santiago, Chile (SCL); JFK to Tel Aviv, Israel (TLV): Boston (BOS) to LHR; JFK to ATH; Miami (MIA) to TLV; and JFK to Delhi, India (DEL).
American’s global partnerships with fellow oneworld alliance carriers and the innovative domestic partnerships with JetBlue Airways and Alaska Airlines complement American’s network and create more choices for customers whether they want to travel to London, Seattle or Boston.
About American Airlines Group
American’s purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what's happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
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